AMENDMENT NUMBER ONE TO
CHANGE IN CONTROL SEVERANCE AGREEMENT
This Amendment to the Change in Control Severance Agreement (“Amendment”) is made and entered into as of the 8th day of February, 2016, by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the “Company”), and M. COLIN CONNOLLY, an individual resident of Georgia (“Executive”).

WHEREAS, Company and Executive entered into a Change in Control Severance Agreement dated as of September 25, 2013 (“Agreement”); and

WHEREAS, the Company and Executive mutually desire to amend the Agreement to reflect Executive’s election to Executive Vice President and Chief Investment Officer of the Company.

NOW, THEREFORE, in consideration of Executive’s continued employment with the Company, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.Section 2.1(i) of the Agreement is hereby amended to delete the first sentence and to substitute in lieu thereof the following: “The Company shall pay Executive an amount equal to two (2) times the sum of (a) Executive’s Annual Base Salary plus (b) Executive’s Average Bonus.

2.Section 1(a) of Exhibit A of the Agreement (form of Protective Agreement) is hereby deleted in its entirety, and the following is substituted in lieu thereof:

“(a)    ‘Company’s Business’ shall mean the business of the development, acquisition, financing, management, leasing and sale of commercial office properties.”

3.This Amendment shall be effective as of the date set forth below. Except as amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the date set forth above.
“Company”
COUSINS PROPERTIES INCORPORATED,
a Georgia corporation

By:
Larry L. Gellerstedt III
President and Chief Executive Officer

EXECUTIVE

M. COLIN CONNOLLY,
an individual resident of Georgia